SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2010
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Borders Group, Inc. (the “Company”) was held on September 30, 2010. The shareholders of the Company approved the following two proposals:

1.
A proposal to approve the issuance by the Company to LeBow Gamma Limited Partnership, a Delaware limited partnership (the “Purchaser”), of a stock purchase warrant (the “Warrant”) to acquire 35,130,000 shares of the Company’s common stock, together with the issuance by the Company of all shares of common stock issuable upon the exercise of the Warrant, including all shares of common stock that may be issuable as a result of the anti-dilution adjustment provisions of the Warrant.

For	Against	Abstain	Non-Votes
35,275,611	841,435	142,157	-

2.
A proposal to approve the grant to the Purchaser of the right to require the Company to obtain the Purchaser’s consent prior to the Company appointing, terminating or transferring the Chief Executive Officer or Chief Financial Officer of the Company, or any other executive officer of the Company, or materially amending or modifying any such person’s terms and conditions of employment, subject to certain exceptions.

For	Against	Abstain	Non-Votes
25,924,064	10,176,393	158,746	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: October 4, 2010	By: /s/ GLEN TOMASZEWSKI
Glen Tomaszewski
Interim Chief Financial Officer
(Principal Financial and
Accounting Officer)